Exhibit 99.5

We hereby consent to the use by Meruelo Maddux Properties, Inc. (“MMPI”) of our name and the inclusion of the data regarding our company (which information we hereby certify is true and correct) in the Registration Statement on Form S-11 (File No. 333-              ), filed on or about September 18, 2006, and any future amendments relating to the S-11 or other filings of MMPI with the Securities and Exchange Commission.

American Apparel

/s/ Dov Charney
Name: Dov Charney Title: President September 18, 2006